UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

StarTek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place
4th Floor Suite 485
6200 South Syracuse Way
Greenwood Village, Colorado 80111
 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500
 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Delay in Filing of Form 10-Q

StarTek, Inc. (the “Company”) makes the following disclosure pursuant to the Securities and Exchange Commission (“SEC”) order on March 4, 2020 set forth in SEC Release No. 34-88318, as modified and superseded by a new SEC order issued on March 25, 2020 set forth in SEC Release No 34-88465, providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (COVID-19) outbreak (the “Order”). The current outbreak of COVID-19 has posed a significant impact on the Company’s ability to file on a timely basis its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) that is due May 11, 2020 (the “Original Due Date”), and therefore the Company has elected to rely on the conditional filing relief provided under the Order.

The current COVID-19 outbreak has caused severe disruptions and has required the Company’s accounting staff and the staff of the Company’s independent registered public accounting firm to work from home, resulting in limited access to the Company’s facilities and financial records and delays in the closing of the Company’s books of accounts. In addition, the COVID-19 outbreak has made collection of data slower and more difficult. These factors have caused a delay in the Company’s ability to prepare and analyze its financial statements for inclusion in the Quarterly Report. The Company therefore has decided to rely on the conditional relief provided in the Order. Notwithstanding the foregoing, the Company expects to file the Quarterly Report on or before June 10, 2020, and in any event no later than June 25, 2020, or within the 45 days after the Original Due Date.

In light of the COVID-19 outbreak, the Company included the following risk factor in its Annual Report on Form 10-K for the year ended December 31, 2019:

Our financial condition and results of operations for 2020 could get adversely affected by health pandemics such as the recent Coronavirus or COVID-19 outbreak.

 Our business could be materially and adversely affected by health pandemics, including, but not limited to, outbreaks of the Coronavirus or COVID-19. Outbreaks of COVID-19 have alarmed people around the world, affecting economic activity around the world. More recently, cases of the COVID-19 virus have been identified internationally, including confirmed human outbreaks and deaths. Any prolonged pandemic of the COVID-19, or other contagious infection in the markets in which we do business may result in worker absences, lower asset utilization rates, voluntary closure of our offices and delivery centers, travel restrictions on our employees, and other disruptions to our business. Moreover, health epidemics may force local health and government authorities to mandate the closure of our offices and delivery centers. Any prolonged or widespread health pandemic could severely disrupt our business operations, result in a significant decrease in demand for our services, and have a material adverse effect on our financial condition, results of operations and cash flows.

In light of recent developments, the Company plans to include the following updated risk factor in its Quarterly Report:

The recent Coronavirus or COVID-19 outbreak continues to expand and may adversely affect our financial condition and results of operations for 2020.

The recent government-imposed restrictions around the world have significantly impacted businesses and their workforces. Most of the geographies in which we operate have been affected by local lockdowns or restrictions on facilities access. Other geographies may be impacted as the coronavirus/COVID-19 spreads and/or existing restrictions may be extended/strengthened.

At this point, it is impossible to predict the degree to which supply and demand for our outsourcing services will be affected, as well as the duration of such impact. This uncertainty makes it challenging for management to estimate the future performance of our businesses. However, the impact of COVID-19 will have an adverse impact on our results of operations over the near to medium term.

Given the overall uncertainty and fluidity of the current global pandemic response, coupled with how various government-imposed limitations may translate into client service delivery constraints, the Company may identify additional risk factors going forward which will be provided in the Quarterly Report.

Change in Location of Annual Meeting of Stockholders

On May 5, 2020, the Company issued a press release announcing that, in response to the public health concerns regarding COVID-19, it has changed the location of its 2020 annual meeting of stockholders. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated May 5, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: May 5, 2020	By:	/s/ Ramesh Kamath
Ramesh Kamath
Chief Financial Officer